Second Quarter 2012 Earnings Presentation July 30, 2012 NASDAQ • TRS

Forward Looking Statements Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this this presentation or in the second quarter 2012 earnings release available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – Second Quarter Results • Record quarterly sales of $338 million – up 17.5% vs. Q2 2011 – Continuing to gain market share in multiple businesses via rapid responses to short term customer needs – Investments in new products and higher growth markets showing results – Bolt-on acquisitions performing well – achieving revenue and cost synergies • Q2 income(1) and EPS(1) increased 25% and 15%, respectively, compared to Q2 2011 – record levels – Record quarter EPS(1) of $0.61 • Achieving 3% total cost productivity, adding resources for Lean initiatives • Additional investments in flexible and productive manufacturing footprint closer to our customers • Proceeds from equity offering used to reduce debt and interest costs – also driving future growth via bolt-on acquisitions and investments Delivering on our commitments, while investing in future growth. 4 (1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

• New program awards from global customers • New consolidated plant in Melbourne opened; Mexico production expansion on-track Second Quarter Business Highlights 5 • First shipments to global consumer packaged goods dispensing customer in Asia • Integration of dispensing systems sales force beginning – continued identification of cross-selling opportunities • Continued to improve Innovative Molding margins • Increased engineered product sales • New sales and services branches gaining traction • Positive antidumping decision • Increased new product sales • Additional aircraft fastener sales in Asia • Progress made on new collar facility and qualifications

CIFAL Acquisition • Establishes energy footprint in Brazil – a region of the world heavily investing in new refineries and off-shore platforms • São Paulo manufacturer and supplier of specialty fasteners and stud bolts for the oil and gas industry • Fastener “hub” similar to South Texas Bolt & Fitting – will broaden fastener capability and add gasket manufacturing • Approximate annual revenue of $9 million USD; will be part of the Energy segment • Continue to pursue other expansion opportunities in Brazil via bolt-on acquisitions and “greenfield” branches near new refineries and plants Expanding our global footprint into faster growing markets. 6

Opportunistic Bolt-on Acquisition Execute on opportunistic bolt-on acquisition in attractive market – evaluating current pipeline of opportunities. 7 Trail Com • Headquartered in Auckland, New Zealand • Leading distributor of towing accessories and trailer components • Offer existing product line in New Zealand and strengthen retail and trade presence in Australia • Approximate annual revenue of $12 million USD; will be part of the Cequent Asia Pacific segment

Financial Highlights

Second Quarter Summary

(unaudited, $ in millions, except per share amounts)

(from continuing operations)	Q2 2012		Q2 2011		%Chg
Revenue	$	338.4	$	288.1	17.5%
Operating Profit	$	43.2	$	40.8	5.9%
Excl. Special Items [1], Operating Profit would have been:	*$*	*46.2*	*$*	*40.8*	*13.2%*
Excl. Special Items [1], Operating Profit margin would have been:		*13.6%*		*14.2%*	*-60 bps*
Income	$	17.2	$	16.0	7.2%
Income attributable to TriMas Corporation [1]	*$*	*16.7*	*$*	*16.0*	*4.1%*
Excl. Special Items [1], Income attributable to TriMas Corporation would have been:	*$*	*23.0*	*$*	*18.5*	*24.7%*
Diluted earnings per share, attributable to TriMas Corporation	$	0.44	$	0.46	-4.3%
Excl. Special Items [1], diluted earnings per share attributable to TriMas Corporation would have been:	*$*	*0.61*	*$*	*0.53*	*15.1%*
Free Cash Flow [2]	$	19.3	$	15.1	27.2%
Total Debt	$	420.8	$	478.4	-12.0%

- Sales increased 17.5% vs. Q2 2011 – record sales quarter in several businesses and total company
  - Investments in new products, geographic expansion and bolt-on acquisitions driving positive results
- Productivity efforts continued to fund growth initiatives – Productivity savings in line with target of 3%
- Operating profit margin negatively impacted by product mix, most notably in Packaging and Energy
- Q2 income[1] and EPS[1] increased 25% and 15%, respectively, while absorbing costs related to acquisitions and taking into account incremental shares compared to Q2 2011
- Continued focus on cash flow – expect to generate $40 - $50 million FCF for 2012
- Proceeds from May equity offering utilized to reduce high-cost debt and acquire bolt-on businesses in growing end markets

TRIMAS CORPORATION

(1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

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10 ($ in millions) Capitalization Total Debt and Leverage Ratio (including A/R Facility) Comments: • Redeemed $50 million of the 9¾% senior secured notes • Reduced interest expense by $1.3M in Q2 2012, as compared to Q2 2011 • Q2 2012 leverage ratio of 2.19x • Credit rating upgrades from Moody’s and S&P in May • Continued focus on deleveraging, cash flow and working capital management As of June 30, 2012, TriMas had $221.0 million of cash and available liquidity under its revolving credit and accounts receivable facilities. $754 $657 $630 $515 $495 $470 $421 1x 2x 3x 4x 5x 6x $200 $300 $400 $500 $600 $700 $800 YE 06 YE 07 YE 08 YE 09 YE 10 YE 11 6/30/2012 Leve ra ge R ati o To tal D e b t Total Indebtedness Leverage

Segment Highlights

Packaging Q2 2012 Results: • Sales increased as a result of acquisitions and specialty systems product sales gains, partially offset by a decrease in industrial closure products sales and unfavorable currency exchange — Continued softness in Europe • Operating profit increased primarily due to higher sales • Margins impacted by less favorable product sales mix — Innovative Molding and Arminak businesses have lower margins than the rest of business – margins improving — Decrease in European industrial closure sales ($ in millions) Key Initiatives: • Target specialty dispensing and closure products in higher growth end markets — Personal care and cosmetics — Food, beverage and nutrition — Pharmaceutical and medical • Increase geographic coverage efforts in Asia and Europe • Leverage bolt-on acquisitions to achieve synergies • Increase low-cost country sourcing and expand flexible manufacturing footprint • Ensure new products continue to have barriers to entry 12 Net Sales $47.9 $70.7 Q2 2011 Q2 2012 47.6% Operating Profit $15.1 $16.6 Q2 2011 Q2 2012 10.0%

Energy ($ in millions) Q2 2012 Results: • Sales increased as a result of continued market share gains of highly engineered bolts and additional sales generated by newer branches • Higher levels of turnaround activity at refineries and petrochemical plants • Operating profit decreased due to a less favorable product sales mix, increases in sales at new branches which typically have lower margins, operating inefficiencies and higher SG&A in support of branch expansion Key Initiatives: • Globally expand business capabilities to support customers • Execute on growth initiatives in Brazil • Increase sales of specialty gaskets and bolts • Capture larger share of new markets such as OEM, Engineered & Construction, power generation and pulp/paper • Maximize supply chain for cost and delivery 13 Net Sales $42.2 $47.2 Q2 2011 Q2 2012 11.9% Operating Profit $5.0 $4.4 Q2 2011 Q2 2012 -13.3%

Aerospace & Defense Key Initiatives: • Expand aerospace fastener product lines to increase content and applications per aircraft • Capitalize on expectations for continued ramp-up of large frame, composite aircraft • Continue to expand sales and manufacturing footprint • Drive ongoing Lean initiatives to lower working capital and reduce costs • Leverage and further develop existing defense customer relationships • Consider complementary bolt-on acquisitions ($ in millions) Q2 2012 Results: • Sales decreased as increases in Monogram aerospace sales were more than offset by lower sales in the defense business • Experienced increased order activity and backlogs as airplane frame manufacturers ramp-up build rates • Operating profit decreased slightly as the declines in the defense business more than offset the increases in the aerospace business • Operating profit margin improved 210 basis points compared to Q2 2011 as aerospace product sales comprised a larger percentage of total sales and have significantly higher margins • Margins also benefited from productivity and manufacturing efficiency gains 14 Net Sales $21.3 $19.3 Q2 2011 Q2 2012 -9.4% Operating Profit $4.9 $4.8 Q2 2011 Q2 2012 -0.8%

Engineered Components ($ in millions) Key Initiatives: • Expand complementary product lines at well site • Grow natural gas compression products and capitalize on natural gas opportunities • Leverage broader product line to capture new markets • Continue to reduce costs and improve working capital turnover • Continue to expand product offering and geographies Q2 2012 Results: • Engines, compressors and other well site content sales increased due to improved demand and new products • Industrial cylinder sales increased primarily due to market share gains • Operating profit increased due to higher sales volumes and operating leverage • Operating profit margin improved approximately 120 basis points compared to Q2 2011 primarily due to higher sales and operating leverage, partially offset by higher SG&A in support of growth • Received favorable antidumping decision in high pressure steel cylinder business 15 Net Sales $43.9 $52.6 Q2 2011 Q2 2012 20.0% Operating Profit $6.6 $8.6 Q2 2011 Q2 2012 29.9%

Cequent (Asia Pacific & North America)




REESE
ELITE

($ in millions)

Net Sales


$132.9
$148.7
11.9%
Q2 2011
Q2 2012

	Q2 2011	Q2 2012
Asia Pacific	$21.6	$28.6
North America	$111.3	$120.1

Operating Profit[1]


$16.3
$20.5
25.4%
Q2 2011
Q2 2012

	Q2 2011	Q2 2012
Asia Pacific	$1.9	$3.6
North America	$14.4	$16.9

(1) Excluding "Special Items" for each period which are provided in the Appendix.

Q2 2012 Results:

- Sales in North America increased across all channels
- North America operating profit increased due to higher sales levels and decreased SG&A – Operating profit margin[1] improved 120 basis points compared to Q2 2011
- Sales in Asia Pacific increased due to new business awards in Thailand, the acquisition in South Africa and an improved economy, partially offset by unfavorable currency exchange
- Asia Pacific operating profit increased as a result of higher sales volumes and productivity projects
- Productivity projects to continued in Q2 to improve the manufacturing footprint in North America and Asia Pacific

Key Initiatives:

- Continue to reduce fixed costs and simplify the businesses
- Improve processes for better customer service and support
- Leverage strong brands for additional market share and cross-selling
- Expand sales in new growing geographies
- Integrate opportunistic, bolt-on acquisition to capture synergies
- Continue to reduce working capital requirements

TRIMAS CORPORATION

FULTON HIDDEN HITCH ROLA DRAW-TITE TEKONSHA REESE HIGHLAND Wesbar BULLDOG TRAIL.COM PARKSIDE REESE Laitner Bargman TRAILBOSS HAYMAN REESE

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Outlook and Summary

First Half 2012 Summary • Ninth consecutive quarter of double-digit sales and earnings growth(1) • Strong organic growth through product innovation, geographic expansion, market share gains and increased end market demand • Acquisitions on schedule with revenue and cost synergies – pipeline for additional bolt-ons • Follow our customers in growing, global markets; Brazil, China, Mexico, South Africa and Thailand are priorities • Continuous productivity initiatives fund investments for long-term growth • New plants and expansions in Australia, Thailand, Brazil, Mexico and U.S. • Improved capital structure with continued focus on cash flow, working capital and leverage Continue momentum to drive positive results. 18 (1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

2012 Outlook Outlook as of 2/27/12 and 4/26/12 Outlook as of 7/30/12 Sales Growth 7% to 10% 10% to 14% Earnings Per Share, diluted(1) $1.75 to $1.85 $1.75 to $1.85 (Post May equity offering and 4 million incremental shares) Free Cash Flow(2) $40 to $50 million $40 to $50 million Capital Expenditures 3% - 4% of sales 3.5% - 4% of sales (1) Excluding Special Items (2) 2012 Free Cash Flow is defined as Cash Flow from Operating Activities less Capital Expenditures. 2012 outlook in line with our strategic aspirations while increasing investment (bolt-ons, capex and people) in future growth. 19

Strategic Aspirations Strategic aspirations are our foundation for 2012. 20 • Generate high single-digit top-line growth • Invest in growing end markets through new products, global expansion and acquisitions • Drive 3% to 5% total gross cost productivity gains annually – utilize savings to fund growth • Grow earnings faster than revenue growth • Continue to decrease leverage ratio • Strive to be a great place to work

Questions & Answers

Appendix

YTD Summary

(unaudited, $ in millions, except per share amounts)

(from continuing operations)	Q2 YTD 2012	Q2 YTD 2011	% Chg
Revenue	$ 636.0	$ 546.7	16.3%
Operating Profit	$ 71.9	$ 69.1	4.1%
Excl. Special Items [(1)], Operating Profit would have been:	*$ 76.6*	*$ 69.1*	*10.7%*
Excl. Special Items [(1)], Operating Profit margin would have been:	*12.0%*	*12.6%*	*-60 bps*
Income	$ 29.4	$ 26.7	10.2%
Income attributable to TriMas Corporation [(1)]	*$ 29.2*	*$ 26.7*	*9.2%*
Excl. Special Items [(1)], Income attributable to TriMas Corporation would have been:	*$ 36.7*	*$ 29.2*	*25.7%*
Diluted earnings per share, attributable to TriMas Corporation	$ 0.80	$ 0.77	3.9%
Excl. Special Items [(1)], diluted earnings per share attributable to TriMas Corporation would have been:	*$ 1.01*	*$ 0.84*	*20.2%*
Free Cash Flow [(2)]	$ (31.5)	$ (18.7)	-68.7%
Total Debt	$ 420.8	$ 478.4	-12.0%

- Sales increased 16.3% vs. YTD Q2 2011 as a result of the successful execution of the Company's growth initiatives
- Productivity efforts continue to fund growth and offset commodity inflation
- Income[(1)] and EPS[(1)] increased 25.7% and 20.2% compared to YTD Q2 2011 due to increased volume and improved debt structure – Record YTD earnings
- Continued focus on cash flow and debt reduction

(1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities Less Capital Expenditures.

TRIMAS CORPORATION

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Condensed Consolidated Balance Sheet

(Unaudited, dollars in thousands)

	June 30, 2012	December 31, 2011
Assets		
Current assets:		
Cash and cash equivalents	$ 29,280	$ 88,920
Receivables, net of reserves	186,720	135,610
Inventories	214,030	178,030
Deferred income taxes	18,510	18,510
Prepaid expenses and other current assets	11,550	10,620
Total current assets	460,090	431,690
Property and equipment, net	173,210	159,210
Goodwill	249,670	215,360
Other intangibles, net	196,570	155,670
Other assets	22,030	24,610
Total assets	$ 1,101,570	$ 986,540
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 8,360	$ 7,290
Accounts payable	169,670	146,930
Accrued liabilities	67,670	70,140
Total current liabilities	245,700	224,360
Long-term debt	412,460	462,610
Deferred income taxes	64,650	64,780
Other long-term liabilities	62,050	61,000
Total liabilities	784,860	812,750
Redeemable noncontrolling interests	25,490	-
Total shareholders' equity	291,220	173,790
Total liabilities and shareholders' equity	$ 1,101,570	$ 986,540

TRIMAS CORPORATION

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Capitalization

(Unaudited, dollars in thousands)

		June 30, 2012		December 31, 2011
Cash and Cash Equivalents	$	29,280	$	88,920
Term loan		217,750		223,870
Receivables securitization facility		-		-
Revolving credit facilities		-		-
Non-U.S. bank debt and other		6,150		140
		223,900		224,010
9 $^{3}/_{4}$% senior secured notes, due December 2017		196,920		245,890
A/R Facility Borrowings		-		-
Total Debt	$	420,820	$	469,900
Key Ratios:				
Bank LTM EBITDA	$	195,030	$	176,380
Interest Coverage Ratio		4.96 x		4.37 x
Leverage Ratio		2.19 x		2.67 x
Bank Covenants:				
Minimum Interest Coverage Ratio		*2.75 x*		*2.50 x*
Maximum Leverage Ratio		*3.75 x*		*4.00 x*

As of June 30, 2012, TriMas had $221.0 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

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Consolidated Statement of Operations

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,	
	2012	2011	2012	2011
Net sales	$ 338,430	$ 288,090	$ 636,000	$ 546,650
Cost of sales	(242,540)	(199,800)	(461,200)	(386,540)
Gross profit	95,890	88,290	174,800	160,110
Selling, general and administrative expenses	(52,710)	(47,470)	(103,180)	(91,010)
Net gain (loss) on dispositions of property and equipment	20	(40)	320	30
Operating profit	43,200	40,780	71,940	69,130
Other expense, net:				
Interest expense	(10,300)	(11,620)	(20,970)	(23,640)
Debt extinguishment costs	(6,560)	(3,970)	(6,560)	(3,970)
Other expense, net	(910)	(550)	(2,550)	(1,710)
Other expense, net	(17,770)	(16,140)	(30,080)	(29,320)
Income from continuing operations before income tax expense	25,430	24,640	41,860	39,810
Income tax expense	(8,260)	(8,630)	(12,440)	(13,110)
Income from continuing operations	17,170	16,010	29,420	26,700
Income from discontinued operations, net of income tax expense	-	1,080	-	2,140
Net income	17,170	17,090	29,420	28,840
Less: Net income attributable to noncontrolling interests	510	-	270	-
Net income attributable to TriMas Corporation	$ 16,660	$ 17,090	$ 29,150	$ 28,840
Earnings per share attributable to TriMas Corporation - basic:				
Continuing operations	$ 0.45	$ 0.47	$ 0.81	$ 0.79
Discontinued operations	-	0.03	-	0.06
Net income per share	$ 0.45	$ 0.50	$ 0.81	$ 0.85
Weighted average common shares - basic	37,345,026	34,215,734	35,968,646	34,064,787
Earnings per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ 0.44	$ 0.46	$ 0.80	$ 0.77
Discontinued operations	-	0.03	-	0.06
Net income per share	$ 0.44	$ 0.49	$ 0.80	$ 0.83
Weighted average common shares - diluted	37,694,221	34,769,576	36,421,387	34,667,459

TRIMAS CORPORATION

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Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)	Six months ended June 30, 2012	Six months ended June 30, 2011
Cash Flows from Operating Activities:		
Net income	$ 29,420	$ 28,840
Adjustments to reconcile net income to net cash used for operating activities, net of acquisition impact:		
Gain on dispositions of property and equipment	(320)	(20)
Depreciation	12,690	12,620
Amortization of intangible assets	9,180	7,040
Amortization of debt issue costs	1,600	1,510
Deferred income taxes	200	10,930
Debt extinguishment costs	6,560	3,970
Non-cash compensation expense	3,510	1,660
Excess tax benefits from stock based compensation	(2,130)	(3,800)
Increase in receivables	(41,630)	(52,050)
Increase in inventories	(31,270)	(13,190)
Increase in prepaid expenses and other assets	(1,740)	(3,900)
Increase (decrease) in accounts payable and accrued liabilities	8,470	(160)
Other, net	580	1,890
Net cash used for operating activities, net of acquisition impact	(4,880)	(4,660)
Cash Flows from Investing Activities:		
Capital expenditures	(26,640)	(14,020)
Acquisition of businesses, net of cash acquired	(61,820)	-
Net proceeds from disposition of assets	2,770	1,660
Net cash used for investing activities	(85,690)	(12,360)
Cash Flows from Financing Activities:		
Proceeds from sale of common stock in connection with the Company's equity offering, net of issuance	79,040	-
Proceeds from borrowings on term loan facilities	69,530	226,520
Repayments of borrowings on term loan facilities	(69,150)	(248,950)
Proceeds from borrowings on revolving credit facilities and accounts receivable facility	412,900	303,520
Repayments of borrowings on revolving credit facilities and accounts receivable facility	(412,900)	(297,600)
Retirement of 9¾% senior secured notes	(50,000)	-
Senior secured notes redemption premium and debt financing fees	(4,880)	(6,570)
Distributions to noncontrolling interests	(410)	-
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(990)	(830)
Proceeds from exercise of stock options	5,660	830
Excess tax benefits from stock based compensation	2,130	3,800
Net cash provided by (used for) financing activities	30,930	(19,280)
Cash and Cash Equivalents:		
Decrease for the period	(59,640)	(36,300)
At beginning of period	88,920	46,370
At end of period	$ 29,280	$ 10,070
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 17,790	$ 22,710
Cash paid for taxes	$ 13,840	$ 9,140

TriMas Corporation

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited, dollars in thousands, except per share amounts)

	Three months ended June 30, 2012	Three months ended June 30, 2011	Six months ended June 30, 2012	Six months ended June 30, 2011
Income from continuing operations, as reported	$ 17,170	$ 16,010	$ 29,420	$ 26,700
Less: Net income attributable to noncontrolling interests	510	-	270	-
Income from continuing operations attributable to TriMas Corporation	16,660	16,010	29,150	26,700
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Severance and business restructuring costs	1,980	-	3,100	-
Debt extinguishment costs	4,400	2,460	4,400	2,460
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 23,040	$ 18,470	$ 36,650	$ 29,160

	Three months ended June 30, 2012	Three months ended June 30, 2011	Six months ended June 30, 2012	Six months ended June 30, 2011
Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported	$ 0.44	$ 0.46	$ 0.80	$ 0.77
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Severance and business restructuring costs	0.05	-	0.09	-
Debt extinguishment costs	0.12	0.07	0.12	0.07
Excluding Special Items, EPS from continuing operations would have been	$ 0.61	$ 0.53	$ 1.01	$ 0.84
Weighted-average shares outstanding for the three and six months ended June 30, 2012 and 2011	37,694,221	34,769,576	36,421,387	34,667,459

	Three months ended June 30, 2012	Three months ended June 30, 2011	Six months ended June 30, 2012	Six months ended June 30, 2011
Operating profit from continuing operations, as reported	$ 43,200	$ 40,780	$ 71,940	$ 69,130
Special Items to consider in evaluating quality of earnings:				
Severance and business restructuring costs	2,950	-	4,620	-
Excluding Special Items, operating profit from continuing operations would have been	$ 46,150	$ 40,780	$ 76,560	$ 69,130

TriMas Corporation

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Company and Business Segment Financial Information – Cont. Ops 29 (Unaudited, dollars in thousands) Three months ended 2012 2011 2012 2011 Packaging Net sales 70,700$ 47,900$ 125,010$ 91,800$ Operating profit 16,570$ 15,070$ 26,460$ 26,900$ Energy Net sales 47,170$ 42,170$ 97,760$ 83,120$ Operating profit 4,350$ 5,020$ 10,740$ 10,360$ Aerospace & Defense Net sales 19,330$ 21,330$ 37,190$ 39,830$ Operating profit 4,820$ 4,860$ 9,680$ 8,580$ Engineered Components Net sales 52,620$ 43,860$ 102,300$ 80,860$ Operating profit 8,600$ 6,620$ 16,310$ 11,280$ Cequent Asia Pacific Net sales 28,550$ 21,560$ 56,750$ 41,370$ Operating profit 2,010$ 1,940$ 5,050$ 4,470$ Special Items to consider in evaluating operating profit: - Severance and business restructuring costs 1,560$ -$ 2,280$ -$ Excluding Special Items, operating profit would have been 3,570$ 1,940$ 7,330$ 4,470$ Cequent North America Net sales 120,060$ 111,270$ 216,990$ 209,670$ Operating profit 15,500$ 14,380$ 19,660$ 21,050$ Special Items to consider in evaluating operating profit: - Severance and business restructuring costs 1,390$ -$ 2,340$ -$ Excluding Special Items, operating profit would have been 16,890$ 14,380$ 22,000$ 21,050$ Corporate Expenses Operating loss (8,650)$ (7,110)$ (15,960)$ (13,510)$ Total Company Net sales 338,430$ 288,090$ 636,000$ 546,650$ Operating profit 43,200$ 40,780$ 71,940$ 69,130$ Total Special Items to consider in evaluating operating profit 2,950$ -$ 4,620$ -$ Excluding Special Items, operating profit would have been 46,150$ 40,780$ 76,560$ 69,130$ Six months ended June 30, June 30,

LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income attributable to TriMas Corporation for the twelve months ended June 30, 2012	$	60,670
Net income attributable to partially-owned subsidiaries		(630)
Interest expense, net (as defined)		41,810
Income tax expense		32,060
Depreciation and amortization		41,120
Non-cash compensation expense		5,360
Other non-cash expenses or losses		5,360
Non-recurring expenses or costs in connection with acquisition integration		260
Debt extinguishment costs		6,560
Non-recurring expenses or costs for cost saving projects		4,450
Negative EBITDA from discontinued operations		1,840
Permitted dispositions		(3,850)
Permitted acquisitions		20
Bank EBITDA - LTM Ended June 30, 2012 [1]	$	195,030

[1] As defined in the Credit Agreement dated June 21, 2011.

TRIMAS CORPORATION

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